EXHIBIT 10.1

AMENDMENT NO. 1

TO

PURCHASE AND SALE AGREEMENT

            This constitutes Amendment No. 1 to that certain Purchase and Sale Agreement (the “Agreement”), dated as of April 18, 2012, by and between AllEnergy Corporation, a Delaware corporation (“Buyer”), and Gerald D. Holden, an individual resident of the State of Texas (“Seller”).

            For good and adequate consideration, the receipt and adequacy of which is hereby acknowledged, Buyer and Seller hereby agree, as follows:

            A.        Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.01 - Purchase Price. The purchase price (the “Purchase Price”) payable by Buyer for the Properties shall be Two Hundred Fifty Thousand Dollars ($250,000.00).

                        The Purchase Price shall be payable, as follows:

                                    (a)       upon the mutual execution of this Agreement, the sum of Fifty Thousand Dollars ($50,000.00) cash, in immediately available funds;

                                    (b)       on or before May 17, 2012, the sum of Fifty Thousand Dollars ($50,000.00) cash, in immediately available funds; and

                                    (c)       on or before the Closing Date (defined below), the sum of One Hundred Fifty Thousand Dollars ($150,000.00) cash, in immediately available funds, subject to the provisions of Section 6.01(c) below.”

            B.        Section 6.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c)Seller and Buyer shall have entered into an agreement to re-work the Well on the Lease, in a mutually acceptable form, pursuant to which Seller would place $50,000 of the Purchase Price in a separate bank account, the sole signatory on which shall be Dean E. Sukowatey, for use in such re-work efforts.”

            C.        A new Section 6.01(d) shall be added to the Agreement, as follows:

“(d)Seller shall have obtained the permit relating to the pending permit application relating to the injection well to which the Consent to Inject Salt Water described in Exhibit F relates (the ‘Permit’). The date on which the Permit is issued is referred to as the ‘Permit Date’.”

            D.        A new Article VI-A shall be added to the Agreement, as follows:

                                                                             “ARTICLE VI-A

                                                                     FURTHER AGREEMENT

Buyer and Seller specifically agree that, should the Permit not have been issued on or before the close of business on August 16, 2012, Seller shall return the portion of the Purchase Price already paid to him by Buyer. The return of such funds to Buyer by Seller shall be made by wire transfer to a bank account designated by Buyer within three (3) business days.”

            E.        Section 7.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“7.01 - Closing. Unless the parties hereto agree otherwise and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the “Closing”) shall be held at the offices of Dan M. Fergus, Jr., Esq., 400 Pine Street, Suite 765, Abilene, Texas 79601, at 2:00 p.m., CDT, on that date that is three (3) business days immediately following the Permit Date. The date on which closing occurs is referred to herein as the ‘Closing Date’.”

            F.        Section 7.02(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c)Buyer shall pay One Hundred Fifty Thousand Dollars ($150,000.00) of the Purchase Price to Seller by wire transfer in immediately available funds.”

            G.       A new Section 9.01(b-1) shall be added to the Agreement, as follows:

“(b-1)By Buyer if the Permit shall not have been issued by the close of business on August 16, 2012.”

            In all other aspects, the Agreement is ratified and affirmed this 11th day of May, 2012.

            BUYER:                                                        SELLER:

            ALL ENERGY CORPORATION

                                                                                    /s/ GERAL HOLDEN

                                                                                    Gerald D. Holden

            By: /s/ DEAN E. SUKOWATEY

                        Dean E. Sukowatey

                        President

PURCHASE AND SALE AGREEMENT

            This Purchase and Sale Agreement (this “Agreement”) dated as of the 18th day of April, 2012, is executed by All Energy Corporation, a Delaware corporation (“Buyer”), and Gerald D. Holden, an individual resident of the State of Texas (“Seller”).

            In consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE I

PURCHASE AND SALE

            1.01 - Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, or Assigns, and Buyer agrees to purchase and pay for the following described assets (hereinafter referred to as the “Properties”):

                        (a)       The interests described in Exhibit “A” hereto, in and to the oil and gas lease described in Exhibit “A” hereto (the “Lease”) insofar as they cover the land (the “Lands”) also described in Exhibit “A” hereto, together with corresponding undivided interests in (i) all rights, privileges, benefits, and powers conferred upon the holder of the Lease with respect to the use and occupation of the surface of the Lands that may be necessary, convenient, or incidental to the possession and enjoyment of the Lease, (ii) all rights in respect of any pooled or unitized acreage located in whole or in part within the Lands by virtue of the Lease, including rights to production from the pool or unit allocated to any Lease being a part thereof, regardless of whether such production is from the Lands, (iii) all rights, options, titles, and interests of Seller granting Seller the right to obtain, or otherwise earn interests within the Lands no matter how earned, (iv) all tenements, hereditaments, and appurtenances belonging to any of the foregoing, and (v) any and all geological data and reports, subject to all applicable licensing and other agreements and all restrictions on transfer, including but not limited to all well logs, core reports, seismic data, interpreted maps, contour maps, isopach maps, etc.;

                        (b)       All permits, licenses, servitudes, rights-of-way, division orders, gas purchase and sale agreements, including without limitation gas contracts, crude oil purchase and sale agreements (wherein Seller is a selling party), surface leases, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities, and other contracts, agreements, and rights that are owned by Seller in whole or in part, and that are appurtenant to the Properties or used or held for use in connection with the ownership or operation of the Properties or with the production, treatment, sale, or disposal of water, hydrocarbons and associated substances therefrom or thereon; and

                        (c)       All of the real, personal and mixed property used in the operation of the Properties (whether located on or off the Properties, but excluding all vehicles used in the operation of the Properties) owned by Seller in whole of in part or credited to the joint account of Seller including, but not limited to (i) the well (“Well”) described on Exhibit “B” hereto, all wellhead equipment, fixtures (including, but not limited to, field separators and liquid extractors), pipe, casing, and tubing; (ii) all production, gathering, treating, processing, compression, dehydration, salt water disposal, injection, gathering line and pipeline equipment and facilities; (iii) all tanks, machines, equipment, tools, dies, vessels and other facilities; and

                        (d) All of the files, records, documents, correspondence and data now in the possession or control of Seller that relates to the items described in sub-paragraphs (a), (b) or (c) above, without limitation (the “Records”).

            1.02 - Effective Time. The purchase and sale of the Properties shall be effective as of 5:00 p.m. on April 18, 2012, local time at the location of the Properties (herein called the “Effective Time”).

ARTICLE II

PURCHASE PRICE

            2.01 - Purchase Price. The purchase price (the “Purchase Price”) payable by Buyer for the Properties shall be Two Hundred Fifty Thousand Dollars ($250,000.00).

            The Purchase Price shall be payable, as follows:

                        (a)       upon the mutual execution of this Agreement, the sum of Fifty Thousand Dollars ($50,000.00) cash, in immediately available funds; and

                        (b)       on or before May 17, 2012, the Closing Date (defined below), the sum of Two Hundred Thousand Dollars ($200,000.00) cash, in immediately available funds.

            2.02 - Adjustments to Purchase Price. The Purchase Price shall be subject to adjustment as follows:

                        (a)       The Purchase Price shall be adjusted upward as follows:

                                    (i)        The value of all merchantable, allowable oil in storage at the Effective Time, above the pipeline connection, which is sold and which is credited to the Properties and paid to Buyer, such value to be the actual price received less taxes and deductions by the purchaser,

                                    (ii)        The amount of all verifiable expenditures under applicable operating agreements or other similar arrangements or agreements and, in the absence of such agreements, such expenses of the sort customarily billed thereunder, paid by Seller or any affiliate of Seller in connection with the operation of the Properties in accordance with this Agreement for work actually performed subsequent to the Effective Time;

                                    (iii)       An amount equal to all prepaid expenses attributable to the Properties that are paid by Seller or any affiliate of Seller prior to the Closing Date (defined below) that inure to the benefit of Buyer and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, including without limitation, prepaid ad valorem, property, production, severance and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom; and

                                    (iv)      Any other amount agreed upon by Seller and Buyer.

                        (b)       The Purchase Price shall be adjusted downward as follows:

                                    (i)        An amount equal to all unpaid ad valorem, property, production, severance and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Properties prior to the Effective Time;

                                    (ii)       The amount of all verifiable expenditures paid by Buyer for work actually done and performed in connection with the Properties prior to the Effective Time;

                                    (iii)      Any reductions for Defective Interests as provided in Article V; and

                                    (iv)      Any other amount agreed upon by Seller and Buyer.

                                                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES

            3.01 - Representations and Warranties of Seller. Except as provided below, Seller represents and warrants to Buyer as follows:

                        (a)       Seller is an individual and is under no legal disbility with respect to his execution and performance of this Agreement.

                        (b)       Except as provided for or disclosed in Exhibit “C” attached hereto and made a part hereof, since April 1, 2012, there has not been and will not be:

                                    (i)        Any material damage, destruction or loss to or of Properties, whether or not covered by insurance;

                                    (ii)       Any sale, lease or other disposition of Properties, except as permitted by the terms of this Agreement;

                                    (iii)       Any mortgage, pledge or grant of a lien or security interest in any of the Properties, other than in the ordinary course of business (except any such encumbrance that will be released at or before the Closing); or

                                    (iv)      Any contract or commitment to do any of the foregoing.

                        ( c)      To the knowledge of Seller there are no material defects in the personal property and fixtures to be conveyed to Buyer pursuant to the terms hereof which would prevent the continued operation of the Properties in accordance with prior practice.

                        (d)       To the knowledge of Seller, all material royalties (other than royalties held in suspense), rentals and other payments due under the Lease have been properly and timely paid, all conditions necessary to keep the Seller’s Lease in force have been fully performed. No notices have been received by Seller of any claim to the contrary and the Seller’s Lease is in full force and effect.

                        (e)       Seller is not obligated by virtue of any prepayment arrangement under any contract for the sale of hydrocarbons and containing a “take or pay” or similar provision or a production payment or any other arrangement to deliver hydrocarbons produced from the Properties at some future time without then or thereafter receiving full payment therefor. Seller has not produced a share of gas greater than its ownership percentage and Seller is under no obligation to reduce its share of production under any gas balancing agreement or similar contract to allow under-produced parties to come back into balance.

                        (f)        All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Properties have been properly paid and all such taxes and assessments which become due and payable prior to the Effective Time shall be properly paid by Seller.

                        (g)       To the knowledge of Seller, all material valid laws, regulations and orders of all governmental agencies having jurisdiction over the Properties have been and shall continue to be complied with until the Closing. To the best of Seller’s knowledge, all material necessary permits from governmental agencies having jurisdiction in connection with the Properties have been obtained and have been timely, properly and accurately made and will continue to be timely, properly and accurately made through Closing. To the knowledge of Seller, all plugged wells, if any, located on the Properties have been properly plugged and there are no abandoned unplugged wellbores located on the Properties which good oil field practice would require plugging.

                        (h)       Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

                        (i)        Except as disclosed on Exhibit “D’ attached hereto and made a part hereof, to the knowledge of Seller, none of the Properties is subject to any top leases or reversionary interests, and there exists no unrecorded document or agreement which may result in impairment or loss of Seller’s ability to convey the Properties.

                        (j)        With respect to the “Basic Documents” (defined below), in all material respects to the knowledge of Seller: (i) all of such Basic Documents are in full force and effect and are the valid and legally binding obligations of the parties thereto, (ii) Seller is not in breach or default with respect to any material obligations pursuant to any such Basic Document or any regulations incorporated therein or governing same; (iii) all material payments (including, without limitation, royalties, delay rentals, shut-in royalties, and joint interest or other billings under unit or operating agreements) due thereunder have been made by Seller or will be made by Seller prior to Closing; (iv) no other party to any Basic Document (or any successor in interest thereto) is in breach or default with respect to any of its material obligations thereunder; and (v) neither Seller nor any other party to any Basic Document has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any provision thereof. As used herein the term “Basic Documents” shall mean the Seller’s Lease, contracts for the sale and purchase of gas produced from the Properties (“Gas Contracts”), farmout, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements, area of mutual interest agreements, salt water disposal agreements, servicing contracts, easement and/or right-of-way agreements, unitization or pooling agreements and all other material executory contracts and agreements relating to the Properties.

                        (k)       There are no Properties with respect to which (i) deliveries of natural gas dedicated to interstate commerce have been terminated or diverted therefrom without there having been obtained appropriate abandonment orders or other required regulatory approvals or (ii) Seller is not receiving on a current basis the payments required under the terms of the Gas Contracts, or (iii) Seller is not receiving now, or may not receive for the period of time from the effective date of the information contained in the data furnished by Seller to Buyer until Closing, the price (per MMBTU) for natural gas reflected in the data furnished by Seller to Buyer. During the time period from the effective date of the information contained in the data furnished by Seller to Buyer until the date of execution of this Agreement, no purchaser of natural gas under the Gas Contracts has (i) curtailed (other than seasonal curtailment) its takes of natural gas, or (ii) given notice (either written or verbal) that it desires to amend any of the Gas Contracts with respect to price or quantity of deliveries under take-or-pay provisions, to such extent that any such action may materially affect the economic value of the reserves attributable to the Properties affected by such action.

                        (l)        (i) Seller has not caused or allowed the generation, treatment, storage, disposal or release of hazardous substances on the Properties except in accordance with local, state, and federal statutes, ordinances, rules and regulations, (ii) The Properties operated by Seller, and to the knowledge of Seller, all of the Properties not operated by Seller have been operated in compliance with all applicable local, state, and federal statutes, ordinances, rules and regulations concerning the handling of hazardous substances, (iii) Seller has complied with all laws, regulations and orders of all governmental agencies having jurisdiction over the Properties in connection with laws regarding protection of the environment, (iv) all material necessary permits have been obtained from governmental agencies having jurisdiction over the Properties in connection with laws regarding protection of the environment, (v) Seller has not received notice of any proceeding, claim or lawsuit relating to the breach of any law regarding protection of the environment and (vi) to the best of Seller’s knowledge no hazardous substance has ever been disposed of on the Properties except in accordance with local, state, and federal statutes, ordinances, rules and regulations.

                        (m)      Except as may be set forth in Exhibit “E” attached hereto and made a part hereof, on the date hereof no suit, action or other proceeding is pending before any court or governmental agency to which Seller is a party and which might result in impairment or loss of Seller’s title to any part of the Properties or that might hinder or impede operation of the Properties and to the knowledge of Seller, no such suit, action or other proceeding is threatened. Seller shall promptly notify Buyer of any such proceeding arising prior to the Closing.

            3.02 - Representations and Warranties of Buyer. Each Buyer for itself only separately hereby represents and warrants to the Seller that:

                        (a)       Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                        (b)       Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (c)       This Agreement and the execution and delivery hereof by Buyer does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not conflict with, or require the consent of any person under, any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer.

                        (d)       Buyer has or will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the cash portion of the Purchase Price at the Closing.

                        (e)       There is no action, suit, proceeding or governmental investigation or inquiry pending, or to the knowledge of Buyer, threatened against Buyer or its subsidiaries or any of its properties that might delay, prevent or hinder the consummation of the transactions contemplated hereby.

ARTICLE VI

COVENANTS

            4.01 - Covenants of Seller. Seller agrees with Buyer that:

                        (a)       Seller will, prior to Closing, make available to Buyer for examination, at a Seller’s offices, title and other information relating to the Properties insofar as the same are in Seller’s possession and will cooperate with Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional information relating to the Properties as Buyer may reasonably desire. Such information shall include:

                                    (i)        Title opinions and title status reports pertaining to the Properties;

                                    (ii)       Copies of the Seller’s Lease, prior conveyances of the Properties, unitization, pooling and operating agreements, division and transfer orders, mortgages, deeds of trust, security agreements, chattel mortgages, financing statements and other encumbrances not discharged and affecting the title to or the value of the Properties and all other information contained in the land files of Seller and relating to the Properties;

                                    (iii)      Records relating to the payment of rentals, royalties and other payments due under the Seller’s Lease;

                                    (iv)      Records relating to the payment of ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Properties;

                                    (v)       Ownership maps, surveys, logs and seismic information relating to the Properties;

                                    (vi)      Copies of all purchase, sale, processing and transportation agreements relating to the Properties;

                                    (vii)     Copies of all agreements including the leases, permits, easements, licenses and orders relating to the Properties;

                                    (viii)    Production and operational records relating to the Properties, including filings made with regulatory agencies;

                                    (ix)      Inventories of personal property and fixtures included in the Properties; and

                                    (x)       Accounting records, and engineering and technical data, and geological and geophysical data, relating to the Properties.

                        Seller shall permit Buyer, at Buyer’s expense, to inspect and photocopy such information and records at any reasonable time but only to the extent, in each case, that Seller may do so without violating any obligation of confidence or contractual commitment to a third party. Seller shall not be obligated to furnish any updating abstracts, title opinions or additional title information, but shall cooperate with Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional title information as Buyer may reasonably deem prudent.

                        (b)       After the Effective Time and prior to Closing, Seller has and will continue to cause the Properties to be produced, operated and maintained in a good and workmanlike manner consistent with prior practices, will not abandon any of the Properties, will maintain insurance now in force with respect to the Properties, will pay or cause to be paid all costs and expenses in connection therewith, will keep the Seller’s Lease in full force and effect and will perform and comply with all the covenants and conditions contained in the Seller’s Lease and all agreements relating to the Properties; provided, however, in the absence of Buyer’s written consent, Seller after the Effective Time and prior to Closing shall not conduct or authorize any operation on the Seller’s Lease requiring Authority for Expenditure approval by working interest owners.

                        (c)       Without the prior written consent of Buyer, Seller shall not enter into any new agreements or commitments with respect to the Properties, will not modify, terminate or settle any dispute arising out of any of the agreements relating to the Properties, including, without limitation, the Basic Documents, and will not encumber, sell, transfer, assign, convey, farmout or otherwise dispose of any of the Properties other than personal property which is replaced by equivalent property or consumed in the operation of the Properties.

                        (d)       Seller shall immediately make requests of such third parties in compliance with applicable agreements, that any required consents be given or waived and that any preferential rights be waived; provided, however, nothing contained in this Section 4.01(d) shall require Seller to pay money or undertake any additional legal obligation.

                        (e)       Seller shall permit Buyer’s authorized representatives to consult with Seller and its agents and employees during reasonable business hours and to conduct, at Buyer’s sole risk and expense, on-site inspections, tests and inventories of the Properties and inspect and examine all well logs and geological and geophysical data relating to such properties.

                        (f)        Seller will use its best efforts to obtain the satisfaction of the conditions to Closing set forth in Section 6.01 hereof.

            4.02 - Covenants of Buyer. Buyer covenants and agrees with Seller as follows:

                        (a)       Buyer will use its best efforts to obtain the satisfaction of the conditions to Closing set forth in Section 6.02 hereof.

                        (b)       In the event that this Agreement is terminated or, if not terminated, until the Closing, the confidentiality of any data or information received by Buyer regarding the business and assets of Seller shall be maintained by Buyer.

ARTICLE V

TITLE MATTERS AND DEFECTIVE INTERESTS

            5.01 - Defensible Title.

                        (a)       As used herein, the term “Defensible Title” shall mean, as to the Properties and each of them, such title which (i) is free and clear (except for Permitted Encumbrances) of mortgages, liens, security interests, pledges, charges, encumbrances, claims, limitations, irregularities, burdens or defects, and (A) is otherwise only subject to contractually binding arrangements which are conventional and which are customarily experienced in the oil and gas industry and (B) is not subject to any matters which will result in a breach of any warranty or representation made by Seller hereunder; (ii) entitles Seller to receive not less than the “Net Revenue Interests” set forth in Exhibit “A” and Exhibit “B” hereto of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Properties, after deducting all royalty, overriding royalty and other leasehold burdens (and such interest will not change in the future except as disclosed on Exhibit “A” and Exhibit “B”.

                        (b)       (i)        Lessors’ royalties, overriding royalties and other burdens, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interests of any of the Properties to less than the Net Revenue Interest set forth in Exhibit “A”;

                                    (ii)       The term “Permitted Encumbrances” as used herein shall mean: Preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which prior to Closing (A) waivers or consent are obtained from the appropriate parties, (B) the appropriate time period for asserting such rights has expired without an exercise of such rights, and (C) with respect to consent, such consent is not necessary to the validity of an assignment to Buyer and need not be obtained prior to an assignment;

                                    (iii)      Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                                    (iv)      All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;

                                    (v)       The terms and conditions of the Lease;

                                    (vi)      Rights of reassignment in the event of intended release or surrender of any of the Properties;

                                    (vii)     Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Properties;

                                    (viii)    Rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and orders of any governmental authority;

                                    (ix)      Such Title Defects (defined below) or other defects as Buyer have waived; and

                                    (x)       Liens released at Closing.

                        (c)       The term “Title Defect” as used herein shall mean any encumbrances, encroachment, irregularity, defect in or objection to Seller’s title to the Properties (expressly excluding Permitted Encumbrances), that alone or in combination with other defects renders Seller’s title to the Properties less than Defensible Title.

ARTICLE VI

CONDITIONS TO CLOSING

            6.01 - Conditions to the Obligations of Buyer. The obligations of Buyer to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Buyer:

                        (a)       The representations and warranties made herein by Seller shall be correct at and as of the Closing as though such representations and warranties were made at and as of the Closing, and the factual matters contained in any representation and warranty made by Seller “to Seller’s knowledge,” or similar language, shall be true and correct at and as of Closing without regard to Seller’s knowledge of same, and Seller shall have complied with all the covenants hereof required by this Agreement to be performed by them at or prior to the Closing.

                        (b)       Seller shall have executed an assignment in favor of Buyer, which assignment shall be in the form of Exhibit F, whereby Seller would assign all of his right, title and interest in and to the Consent to Inject Salt Water described in Exhibit F.

                        (c)       Seller and Buyer shall have entered into an agreement to re-work the Well on the Lease, in a mutually acceptable form, pursuant to which Seller would place $50,000 in a separate bank account for use in such re-work efforts.

                        6.02 - Conditions to the Obligations of Seller. The obligations of Seller to proceed with the Closing contemplated hereby are subject to the satisfaction on or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, in writing by Seller:

                        (a)       The representations and warranties made herein by Buyer shall be correct at and as of the Closing as though such representations and warranties were made at and as of the Closing, and Buyer shall have complied with all the covenants hereof required by this Agreement to be performed by them at or prior to the Closing.

                        (b)       Seller shall have received a certificate dated the Closing Date of an executive officer of Buyer certifying as to the matters specified in Section 6.02(a) hereof.

                        (c)       Seller shall have received from legal counsel for Buyer reasonably acceptable to Seller an opinion, dated the Closing Date, in substantially the form attached as Exhibit “G” hereto and made a part hereof.

                        (d)       Seller and Buyer shall have entered into an operating agreement, in a mutually acceptable form, pursuant to which Seller would be paid $500.00 for well operating services.

ARTICLE VII

CLOSING

            7.01 - Closing. Unless the parties hereto agree otherwise and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the “Closing”) shall be held at the offices of Seller, on May 17, 2012. The date on which closing occurs is referred to herein as the “Closing Date.”

            7.02 - Closing Obligations. At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

                        (a)       Seller shall assign transfer and convey the Properties to Buyer. Seller shall execute one or more assignments of all or part of the Properties to be conveyed by it, as may be reasonably requested by Buyer. Seller shall also execute such additional deeds, conveyances and bills of sale as may be necessary to convey the Properties to Buyer, provided that any such additional deeds, conveyances or bills of sale shall not warrant the condition of personal property but shall warrant title by, through and under Seller. In addition to the foregoing, the instruments executed pursuant to this Section 7.02(a) shall be executed in multiple originals and counterparts sufficient to facilitate recording.

                        (b)       Seller and Buyer shall execute and deliver a settlement statement that shall set forth the Closing Amount (as hereinafter defined) and each adjustment and the calculation of such adjustments used to determine such amount. The term “Closing Amount” shall mean the Purchase Price adjusted as provided in Section 2.02, using for such adjustments the best information (including estimated data) then available.

                        (c)       Buyer shall pay Two Hundred Thousand Dollars ($200,000.00) of the Purchase Price to Seller by wire transfer in immediately available funds.

                        (d)       Seller shall deliver to Buyer exclusive possession of the Properties.

                        (e)       Seller shall deliver to Buyer, and Buyer shall deliver to Seller, the opinions and certificates referred to in Article VI hereof.

                        (f)        Seller and Buyer shall execute transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Properties assigned to Buyer.

                        (g)       Seller shall deliver to Buyer all sums held in suspense by Seller for any reason together with a report in sufficient detail to allow Buyer to determine the reasons such amounts are held in suspense, and the Properties with respect to which such amounts are held in suspense.

ARTICLE VIII

OBLIGATIONS AFTER CLOSING

            8.01 - Sales Taxes and Recording Fees. Buyer shall pay all sales taxes occasioned by the sale of the Properties and all documentary, filing and recording fees required in connection with the filing and recording of any assignments.

            8.02 - Further Assurances. After Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action including payment of monies as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law.

            8.03 - Buyer’s Post-Closing Obligations. If at any time subsequent to the Closing, Buyer comes into possession of money or property belonging to the Seller such money or other property shall be promptly delivered to the Seller. By the consummation of the transactions contemplated hereby, Buyer assumes all duties and obligations of the owner of the Properties which accrue or arise from and after the Effective Time, and Buyer shall indemnify Seller from all loss, cost, expense (including attorney’s fees and expenses), penalties and liabilities arising from Buyer’s failure to perform such obligations.

            8.04 - Seller’s Post-Closing Obligations. If at any time subsequent to the Closing, Seller comes into possession of money or property belonging to the Buyer such money or other property shall be promptly delivered to the Buyer. Seller shall be responsible for and discharge all claims, costs, expenses and liabilities with respect to the Properties which accrue or relate to the times prior to the Effective Time, including all costs attributable to the operation of the Properties for work actually performed and expense actually incurred prior to the Effective Time. Seller shall save harmless and indemnify Buyer, its directors, officers and stockholders from all loss, cost, expense (including attorney’s fees and expenses), penalties and liabilities from Seller’s failure to perform such obligations.

            8.05 - Files and Records. At the Closing, Seller shall deliver all records relating to the Properties.

            8.06 - Survival. The representations, warranties, covenants, agreements and indemnities included or provided in Section 3.01(q), in Section 7.02(b), in this Article VIII, in Article X and in the assignments and agreements to be delivered at the Closing shall survive the Closing. All other representations, warranties, covenants and agreements contained in this Agreement shall survive closing for two (2) years from the Closing Date.

ARTICLE IX

TERMINATION OF AGREEMENT

            9.01 - Termination. This Agreement and the transactions contemplated hereby may be terminated in the following instances:

                        (a)       By Seller if the conditions set forth in Section 6.01 are not satisfied in all material respects or waived prior to the Closing Date;

                        (b)       By Buyer if the conditions set forth in Section 6.02 are not satisfied in all material respects or waived prior to the Closing Date; or

                        (c)       At any time by the mutual written agreement of Buyer and Seller.

            9.02 - Liabilities Upon Termination. If Closing does not occur due to Seller’s violation of the terms of this Agreement, then Buyer may seek such legal or equitable remedies as Buyer may desire, including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement. If Closing does not occur due to Buyer’s violation of the terms of this Agreement, Seller may seek such legal or equitable remedies as Seller may desire, including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement.

ARTICLE X

GENERAL

            10.01 - Claims. Buyer shall be entitled to the rights and benefits of all claims Seller have against third parties with respect to the Properties arising out of events occurring prior and subsequent to the Effective Time including, without limitation, all rights and benefits under the Gas Contracts. Seller shall cooperate with Buyer in the prosecution of such claims, but Buyer shall bear all expenses related to the prosecution of such claims.

            10.02 - Expenses. All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same including, without limitation, legal and accounting fees, costs and expenses.

            10.03 - Notices. All communications required or permitted under this Agreement shall be in writing, and any communications hereunder shall be deemed to have been duly made if delivered by (i) hand, (ii) overnight delivery service, (iii) telecopy, or (iv) three days after being placed in first class certified mail, postage prepaid, with return receipt requested to the following addresses:

                        All notices to Seller shall be delivered to:

                        Gerald D. Holden

                        ______________________

                        ______________________

                        ______________________

                        All notices to Buyer shall be delivered to:

                        All Energy Corporation

                        Attention: Dean E. Sukowatey

                        6165 N.W. 86th Street

                        Des Moines, Iowa 50131

            10.04 - Amendments. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

            10.05 - Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

            10.06 - Counterparts. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

            10.07 - References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations. As used in this Agreement, “person” shall mean any natural person, corporation, partnership, trust, estate or other entity.

            10.08 - Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

            10.09 - Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

            10.10 - Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights or remedies.

            10.11 - Assignment. Except as otherwise provided herein, Buyer and Seller may assign all or any portion of their respective rights or delegate any portion of their duties hereunder, so long as the respective assigning parties remain liable for the performance of their obligations hereunder.

            10.12 - Public Announcements. No party shall issue a press release or otherwise make any public statements with respect to the transaction contemplated hereby, without the prior consent of the other party; provided, however, that Buyer may, without the prior consent of Seller, issue a press release or otherwise make public statements with respect to the transactions contemplated hereby, should such press release or public statements be deemed, in good faith, necessary by Buyer to assure its compliance with applicable securities laws.

            10.13 - Notices After Closing. Buyer and Seller hereby agree that each party shall notify the other of its receipt, after each Closing Date, of any instrument, notification or other document affecting the Properties while owned by such other party.

            10.14 - Severability. If a court of competent jurisdiction determines that any clause or provision of this agreement is void, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

            IN WITNESS WHEREOF, the parties have executed or caused the Agreement to be executed as of the day and year first above written.

            BUYER:                                                        SELLER:

            ALL ENERGY CORPORATION

                                                                                    /s/ GERALD HOLDEN

                                                                                    Gerald D. Holden

            By: /s/ DEAN E. SUKOWATEY

                        Dean E. Sukowatey

                        President